[Exhibit 4C to Colonial Gas Company Form 10-Q for the period ended
      June 30, 1994]




            BOS-BUS:65541

                                  FOURTH AMENDMENT


     Amendment Agreement dated as of June 16, 1994 by and among (a) MASSACHUSETTS FUEL INVENTORY TRUST, a trust organized under the Laws of the Commonwealth of Massachusetts (the "Trust"), (b) THE BANK OF NOVA SCOTIA (the "New Bank"), (c) THE BANK OF NEW YORK and MELLON BANK, N.A. (collectively, the "Departing Banks"), (d) ABN AMRO BANK N.V., BOSTON
BRANCH (the successor to Algemene Bank Nederland N.V., Cayman Islands Branch), THE FIRST NATIONAL BANK OF BOSTON, and SHAWMUT BANK, N.A.
(collectively, the "Existing Banks" and together with the New Bank and the Departing Banks, the "Banks") and (e) THE FIRST NATIONAL BANK OF BOSTON, as agent for the Banks (the "Agent"). This Amendment Agreement is to amend certain of the provisions of the Revolving Credit Agreement dated as of June 27, 1990 (as amended, the "Agreement") by and among the Trust, the Departing Banks, the Existing Banks and the Agent. Terms used but not specifically defined herein shall bear the same meanings herein as in the Agreement. This Amendment Agreement is the fourth amendment to the Agreement.

     The Company has advised the Banks and the Agent that the Company or the Trust may make a thirty (30) day borrowing under the Company Credit Agreement or the Agreement (as applicable) prior to its termination and that the Company and the Trust desire to extend the Termination Date under and as defined in both the Agreement and the Company Credit Agreement in order to accommodate that borrowing. Further, the Trust and the Company have notified the Departing Banks and the other Banks that they wish to repay the Departing Banks and to have each of the Departing Banks terminate its Commitment (as defined in both the Agreement and the Company Credit Agreement), and each of the Departing Banks has consented to the foregoing, and the New Bank has advised the Trust and the other Banks that it wishes to become a party to the Agreement, as amended hereby, and the Company Credit Agreement, as amended by an amendment agreement of even date herewith, and to advance loans and to provide other financial accommodations to the Trust and the Company thereunder. Finally, each of the Existing Banks agrees to increase its respective Commitments under the Agreement to compensate for the change in the number of banks in the bank group from five to four.

     To accomplish the foregoing, the Trust, the Banks and the Agent agree as follows:

     1.   Amendments.  The Agreement is amended in the following respects:

     (a) Preamble. The preamble is hereby amended by deleting the references therein to "THE BANK OF NEW YORK" and "MELLON BANK,N.A." and by inserting in place thereof a reference to "THE BANK OF NOVA SCOTIA".

     (b) Section 1: Defined Term "Reference Banks". The defined term "Reference Banks" appearing in Section 1 of the Agreement is amended by deleting the reference therein to "Mellon Bank, N.A.".

     (c) Section 1: Defined Term "Termination Date". The defined term "Termination Date" appearing in Section 1 of the Agreement is amended by substituting for the reference therein to the date "June 16, 1994" a reference to "July 15, 1994".

     (d) Section 2.2(h). The parties hereto hereby acknowledge and agree that the definition of "Revolving Credit Notes" shall be deemed to include the Revolving Credit Notes delivered to the Existing Banks and the New Bank pursuant to this Amendment Agreement.

     (e) Section 5.1. The text of Section 5.1 of the Agreement is deleted from the Agreement and the following is substituted in place thereof:

     Section 5.1. Amount of Commitment. The respective amount of each Bank's Commitment on the date hereof and its respective Commitment Percentage shall be as follows:


                         Lender              Amount of      Commitment
                                             Commitment     Percentage


ABN AMRO Bank N.V., Boston Branch             $6,000,000       20%


The Bank of Nova Scotia                       $7,500,000       25%


The First National Bank of Boston             $9,000,000       30%


Shawmut Bank, N.A.                            $7,500,000       25%




     (f) Exhibit A. Exhibit A to the Agreement is deleted in its entirety and the form of Exhibit A attached hereto is substituted therefor. The parties hereto hereby agree that each reference in the Agreement to the form of Exhibit A shall henceforth be to the form of Exhibit A attached to this Amendment Agreement.

     2. Conditions to Effectiveness. The effectiveness of this Amendment Agreement, and, specifically, the joinder of the New Bank hereto, the termination of the Commitments of each of the Departing Banks and the obligations of the Existing Banks and the New Bank to provide the financing accommodations contemplated hereby, shall be subject to the satisfaction of each of the following conditions precedent (the date on which all of the following conditions precedent shall have been met hereinafter referred to as, the "Effective Date"):

     (a) Representations and Warranties. Each of the representations and warranties made by or on behalf of the Trust to the Existing Banks and the Departing Banks in Section 9 of the Agreement shall be true and correct in all material respects.

     (b) Performance, etc. The Trust shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Agreement. No events shall have occurred or be continuing, and no condition shall exist, that constitutes an Event of Default or that would, with notice or the lapse of time, or both, constitute an Event of Default.

     (c) Trustee's Certificate. The Trust shall have provided such certificates and other assurances in respect to its obligations and duties hereunder as shall be satisfactory to the Existing Banks and the New Bank.

     (d)  Receipt of Revolving Credit Notes.  Each Existing Bank and the
New Bank shall have received an executed promissory note in form and substance satisfactory to each such Bank and substantially in the form of Exhibit A hereto.

     (e) Amendment to Company Credit Agreement. Each Bank shall have received an executed Fifth Amendment to the Company Credit Agreement and all of the conditions precedent to the effectiveness thereof shall have been fully satisfied.

     (f) Payment in Full to Departing Banks. The Trust shall have paid in full all of its Obligations owing to each of the Departing Banks and in connection therewith each of the Departing Banks shall have executed and delivered to the Trust a release substantially in the form of Exhibit B attached hereto.

     3. Ratification and Joinder By New Bank. The Trust and the Banks hereby agree that from and after the Effective Date (a) the New Bank shall be a party to the Agreement with all of the rights and obligations of a "Bank" thereunder and with a Commitment in the amount set forth opposite such Bank's name in the table set forth in Section 5.1 of the Agreement, as amended hereby, (b) the New Bank agrees to be bound by all of the terms of the Loan Documents as though such New Bank had originally been a party thereto, (c) the Trust agrees that the Collateral granted by it to the Agent for the benefit of the Banks pursuant to the Security Documents shall be deemed to be held for the benefit of the New Bank as well as the Existing Banks, and (d) the Agent agrees to hold such Collateral for the benefit of the New Bank and the Existing Banks and to act in its capacity as agent on behalf of the New Bank as well as the Existing Banks.

     4. Release by Departing Banks. Each of the Departing Banks hereby agrees that, upon payment in full of the Obligations owing to it under the Agreement and the Company Credit Agreement, its Commitment shall terminate and it shall execute and deliver to the Trust a release substantially in the form of Exhibit B hereto. As soon as practicable thereafter each of the Departing Banks shall return to the Trust the Revolving Credit Note currently in its possession marked "Cancelled". The Trust, the Banks and the Agent agree that from and after the Effective Date, each of the Departing Banks shall cease for all purposes to be a "Bank" under and as defined in the Agreement and any Collateral granted by the Trust to the Agent for the benefit of the Banks pursuant to the Security Documents shall cease to run for the benefit of the Departing Banks.

     5. Effect on Agreement. Except as, and to the extent, specifically amended by this Amendment Agreement, the Agreement shall remain in full force and effect and is hereby expressly ratified and confirmed in each and every respect.

     6.   Provisions of General Applications.

     (a) Governing Law. This Amendment Agreement is intended to take effect as a sealed instrument. This Amendment Agreement and the respective rights and obligations hereunder of the parties hereto shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

     (b) Headings. The headings of the sections and paragraphs of this Amendment Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Amendment Agreement.

     (c) Counterparts. This Amendment Agreement may be executed in any number of counterparts but all of such counterparts shall together constitute but one agreement. In making proof of this Amendment Agreement, it shall not be necessary to produce or account for more than one counterpart signed by each of the parties hereto.



     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be entered into as of this 16th day of June, 1994.


            THE TRUST:
                                     MASSACHUSETTS FUEL INVENTORY
                                       TRUST

                                     By Shawmut Bank, N.A., not in its
                                       individual capacity but solely as
                                       Trustee of the Massachusetts Fuel
                                       Inventory Trust under the Trust
                                       Agreement dated as of June 22, 1990
                                       as amended and in effect on the
                                       date hereof, between it and the
                                       Trustor and the Beneficiary named
                                       therein


            [Seal]                   By: Charles Dooley
                                        Title: Vice President

            Attest: Jill Olson


            THE NEW BANK:
                                     THE BANK OF NOVA SCOTIA


                                     By: Authorized Signatory
                                        Title:

                                     The Bank of Nova Scotia
                                     101 Federal Street, 16th Floor
                                     Boston, Massachusetts 02110
                                     Attention:  Michael Bradley

            THE DEPARTING BANKS:
                                     THE BANK OF NEW YORK


                                     By:................................
                                        Title:

                                     The Bank of New York
                                     1 Wall Street, 19th Floor
                                     New York, New York 10286
                                     Attention:  Dean Stephan


                                     MELLON BANK, N.A.


                                     By: Mary Ellen Usher
                                        Title: Vice President

                                     Mellon Bank, N.A.
                                     1 Mellon Bank Center, Room 4425
                                     Pittsburgh, Pennsylvania 15258-0001
                                     Attention: Mary Ellen Usher

            THE EXISTING BANKS:
                                     ABN AMRO BANK N.V.,
                                       BOSTON BRANCH


                                     By: Lisa C. Sheehan
                                        Title: A.V.P.


                                     By: Authorized Signatory
                                        Title: E.V.P.

                                     ABN AMRO Bank N.V.
                                     One Exchange Place
                                     53 State Street
                                     Boston, Massachusetts 02109
                                     Attention: R.E. James Hunter


                                     THE FIRST NATIONAL BANK
                                       OF BOSTON


                                     By: Daniel G. Head Jr.
                                        Title: Vice President

                                     The First National Bank of Boston
                                     100 Federal Street
                                     Boston, Massachusetts 02110
                                     Attention:  Daniel G. Head


                                     SHAWMUT BANK, N.A.


                                     By: Philip Messina
                                        Title: Vice President

                                     Shawmut Bank, N.A.
                                     One Federal Street
                                     Boston, Massachusetts 02211
                                     Attention: Philip A. Messina

            THE AGENT:
                                     THE FIRST NATIONAL BANK
                                       OF BOSTON, As Agent


                                     By: Daniel G. Head Jr.
                                        Title: Vice President

                                     The First National Bank of Boston
                                     100 Federal Street
                                     Boston, Massachusetts 02110
                                     Attention:  Daniel G. Head





                                                                EXHIBIT A


                                REVOLVING CREDIT NOTE


     $_________                                                June 16, 1994

     FOR VALUE RECEIVED, the undersigned Massachusetts Fuel Inventory Trust, a trust formed under the laws of Commonwealth of Massachusetts (the "Trust"), hereby absolutely and unconditionally promises to pay to the order of [_________________________________] (the "Bank") at the head office of The
First National Bank of Boston, as Agent (the "Agent"), at 100 Federal Street, Boston, Massachusetts 02110:

     (a)  on July 15, 1994, the principal amount of __________________
Dollars ($_________) or, if less, the aggregate unpaid principal amount of Advances made by the Bank to the Trust pursuant to the Credit Agreement (as hereinafter defined); and

     (b) interest on the principal from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Revolving Credit Agreement dated as of June 27, 1990, as amended or supplemented from time to time (the "Credit Agreement"), by and among the Trust, the Bank and such other banks or financial institutions that are or may become parties to the Credit Agreement from time to time in accordance with the provisions thereof (the Bank and such other banks being collectively referred to as the "Banks") and the Agent, as agent for the Banks.

     This Note evidences borrowings under, is subject to the terms and conditions of, and has been issued by the Trust in accordance with the terms of the Credit Agreement, and is one of the Revolving Credit Notes referred to therein. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and may enforce the agreements of the Trust contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. This Note is secured by the Security Documents described in Section 6 of the Credit Agreement. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

     The Bank is hereby irrevocably authorized by the Trust to endorse on the schedule attached to this Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Note, provided that failure by the Bank to make any such notations shall not affect any of the Trust's obligations or the validity of any repayments made by the Trust in respect of this Note.

     The Trust has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     The Trust and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with such laws.


     IN WITNESS WHEREOF, Massachusetts Fuel Inventory Trust has caused this Note to be signed by its duly authorized Trustee as of the day and year first above written.



                                     MASSACHUSETTS FUEL INVENTORY
                                       TRUST

                                     By Shawmut Bank, N.A., not in its
                                       individual capacity but solely as
                                       Trustee of the Massachusetts Fuel
                                       Inventory Trust under the Trust
                                       Agreement dated as of June 22, 1990
                                       as amended and in effect on the
                                       date hereof, between it and the
                                       Trustor and the Beneficiary named
                                       therein

            [Seal]



                                     By:................................
                                        Title:




         Amount of    Paid or     Amount of      Balance of       Notation
Date        Loan      Prepaid     Principal    Principal Unpaid   Made By





                                                    EXHIBIT B


                           [LETTERHEAD OF DEPARTING BANK]


                                 as of June 16, 1994

Massachusetts Fuel Inventory Trust
c/o Shawmut Bank, N.A., Trustee
One Federal Street
Boston, Massachusetts 02211

Attention:  Officer in Charge-Corporate Trust Department

Gentlemen:

     This is to evidence and confirm that, in consideration of payments on account of indebtedness made to us this date, you are hereby released and discharged by the undersigned from your Obligations (as defined in the Agreement as hereinafter defined) owing to the undersigned under (a) the Revolving Credit Agreement dated as of June 27, 1990 (as amended, the "Agreement") by and among Massachusetts Fuel Inventory Trust (the "Trust"), ABN AMRO Bank N.V., Boston Branch (the successor to Algemene Bank Nederland N.V., Cayman Islands Branch), The Bank of New York, The First National Bank of Boston, Mellon Bank, N.A. and Shawmut Bank, N.A. (collectively, the "Banks") and The First National Bank of Boston, as agent for the Banks, (b) that certain Revolving Credit Note dated as of July 27, 1993 issued by the Trust to the undersigned in the original principal amount of $6,000,000.00 (the "Revolving Credit Note") and (c) the other Loan Documents (as defined in the Agreement). The undersigned acknowledges full payment of all sums due by you to us under the Agreement, the Revolving Credit Note and such other Loan Documents. The undersigned also agrees to execute any further evidence of such discharge and release as you may reasonably request from time to time.

                                          Very truly yours,

                                          [DEPARTING BANK]


                                          By:...........................
                                              Title:


     [End of Exhibit 4C to Colonial Gas Company Form 10-Q for the period ended June 30, 1994]